UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant    ☐
Filed by a Party other than the Registrant        ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

MAGELLAN PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

ANS INVESTMENTS LLC
JONAH M. MEER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANS Investments LLC, a Delaware limited liability company (the “Stockholder”), is the beneficial holder of 304,780 shares of the common stock, par value $.01 per share (the “Common Stock” or “Magellan Common Stock”), of Magellan Petroleum Corporation, a Delaware corporation (the “Company”). The Stockholder is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of one (1) nominee as a director and the approval of two other stockholder proposals, as further detailed below, at the 2008 annual meeting of stockholders or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2008 Annual Meeting”) of the Company.  The Stockholder has not yet filed a proxy  statement with the SEC with regard to the 2008 Annual Meeting.

Notification Letter

On September 11, 2008, the Stockholder delivered a notice (the “Notification Letter”) to the Company of its intent to nominate for election to the Company’s Board of Directors, Jonah M. Meer (the "Nominee"), to propose one non-binding stockholder proposal, and to repeal any amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”) adopted by the Company’s Board of Directors since April 18, 2007, in each case as described in the Notification Letter, at the 2008 Annual Meeting and, accordingly, of its intention to solicit proxies from the Company’s stockholders in connection therewith. A copy of the Notification Letter is attached hereto as Exhibit 1 and incorporated by reference herein. Any description contained herein of the Notification Letter is qualified in its entirety by reference to the complete text of the Notification Letter attached hereto.

Press Release

On September 11, 2008, the Stockholder issued a press release (the “Press Release”) publicly disclosing that the Notification Letter had been sent to the Company. A copy of the Press Release is attached hereto as Exhibit 2 and incorporated by reference herein. Any description contained herein of the Press Release is qualified in its entirety by reference to the complete text of the Press Release attached hereto.

Demand to Inspect Stockholder Records

On September 11, 2008, the Stockholder made its demand to inspect stockholder records of the Company pursuant to Sections 220 of the Delaware General Corporation Law (the “Demand Letter”). A copy of the Demand Letter is attached hereto as Exhibit 3 and incorporated by reference herein, and any description herein of the demand letter is qualified in its entirety by reference to the complete text of such letter.

Rule 14a-7 Request Letter

On September 11, 2008, the Stockholder submitted a request letter (the “Rule 14a-7 Request”) to the Company pursuant to Rule 14a-7 of the Exchange Act requesting the Company’s stockholder list and security position listings for the purpose of disseminating solicitation materials to the holders of the Common Stock. A copy of the Rule 14a-7 Request is attached hereto as Exhibit 4 and incorporated by reference herein, and any description herein of the Rule 14a-7 Request is qualified in its entirety by reference to the complete text of such letter.

Certain Information Concerning the Participants

The Stockholder intends to make a preliminary filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its one nominee at the 2008 Annual Meeting and the approval of the other stockholder proposals referred to above and in the Notification Letter.

THE STOCKHOLDER ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE STOCKHOLDER.

The participants in the proxy solicitation are the Stockholder and the Nominee (collectively, the “Participants”).

On March 10, 2008, the Nominee was granted irrevocable proxies (collectively, the “Irrevocable Proxies”) with respect to the shares of Magellan Common Stock held by the Stockholder, Langston Company Holding Ltd, a corporation organized under the laws of the British Virgin Islands (“Langston”), and Yonado Ltd., a corporation organized under the laws of the State of Israel (“Yonado”). Copies of the Irrevocable Proxies were filed as exhibits to the Schedule 13D (the “Schedule 13D”) filed by the Nominee, the Stockholder, Langston and Yonado (collectively, the “Schedule 13D Reporting Persons”) with the SEC on March 12, 2008 and any description of the Irrevocable Proxies contained herein is qualified in its entirety by reference to such filed copies of the Irrevocable Proxies.

As of the date hereof, the Stockholder beneficially holds 304,780 shares of Magellan Common Stock. By virtue of the irrevocable proxy that the Stockholder has given to the Nominee, the Stockholder has shared voting power over such shares with the Nominee.

As of the date hereof, the Nominee may be deemed to be the beneficial owner of an aggregate of 606,470 shares of Magellan Common Stock, including (i) the 84,500 shares of Magellan Common Stock held directly by the Nominee; (ii) the 304,780 shares of Magellan Common Stock held by the Stockholder, (iii) the 95,800 shares of Magellan Common Stock held by Yonado, and (iv) the 121,390 shares of Magellan Common Stock held by Langston. The Nominee has the sole power to vote and dispose of the 84,500 shares of Magellan Common Stock directly and beneficially owned by him. Given that the Nominee is the Chief Executive Officer of the Stockholder, the Nominee may also be deemed to have shared dispositive power with respect to the 304,780 shares of Magellan Common Stock directly held by the Stockholder. Giving effect to the Irrevocable Proxies and based upon the number of shares of Magellan Common Stock reported by Yonado and Langston in the Schedule 13D as being held thereby, the Nominee may be deemed to have sole voting power with respect to 84,500 shares of Magellan Common Stock and shared voting power with respect to an aggregate of 521,970 shares of Magellan Common Stock.